UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

TESARO, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35587	27-2249687
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Winter Street Suite 3300 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (339) 970-0900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(c), (e)           Compensatory Arrangements of Principal Financial Officer

As previously disclosed, on July 25, 2013, the Board of Directors of TESARO (the “Company”) appointed Edward C. English as the Vice President of Finance and Administration and Principal Financial Officer of the Company effective August 31, 2013.  In connection with Mr. English’s appointment, on August 29, 2013, the Compensation Committee of the Board of Directors of the Company approved an annual salary for Mr. English of $270,000 effective beginning on the first full pay period following the date of such approval. The Compensation Committee also granted to Mr. English an option to purchase 15,000 shares of common stock of the Company, pursuant to the Company’s 2012 Omnibus Incentive Plan. One quarter of the option vests on August 30, 2014, and thereafter 1/36 of the remainder vests in equal installments on each monthly anniversary of that date.

(e)           Consulting Arrangements with Departing Officer

As previously disclosed, on July 25, 2013, Richard J. Rodgers, the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary, informed the Company that he would resign all positions with the Company and its subsidiaries effective August 31, 2013.  In connection with Mr. Rodgers’ resignation, the Company and Mr. Rodgers have entered into a Consulting Agreement, dated as of August 31, 2013, pursuant to which he will serve as a consultant to the Company through March 31, 2014.  Consistent with the Company’s previous disclosure on July 25, 2013, the Consulting Agreement provides that Mr. Rodgers will provide consulting services as requested from time to time up to 60 hours per month, that he will receive monthly compensation of $5,000 per month, and that he will receive hourly compensation of $250 per hour for services that exceed 20 hours per month.

The Company has also entered into a Separation and Release Agreement, dated as of August 31, 2013, with Mr. Rodgers, governing certain of the terms of his departure, including that  Mr. Rodgers releases the Company of all claims or potential claims that he may have against the Company through the date of his departure.

The descriptions of the Consulting Agreement and the Separation and Release Agreement with Mr. Rodgers are qualified by reference to those agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(d)       Exhibits

10.1	Consulting Agreement, dated as of August 31, 2013, by and between Richard J. Rodgers and TESARO, Inc.

10.2	Separation and Release Agreement, dated as of August 31, 2013, by and between Richard J. Rodgers and TESARO, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESARO, Inc.

By:	/s/ Leon O. Moulder, Jr.
Leon O. Moulder, Jr.
Chief Executive Officer

Dated:  August 30, 2013

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